EXHIBIT 4.1

SUBSCRIPTION AGREEMENT

Vortex Brands

This Subscription Agreement relates to the sale of up to ___________ Offered Shares of Vortex Brands, Inc., a Colorado corporation (the "Company"), pursuant to the Company's offering under Tier II of Regulation A promulgated under the Securities Act of 1933, as amended ("Securities Act").

To purchase Offered Shares of the Company, an investor you must complete and execute this Subscription Agreement and, then, deliver the completed Subscription Agreement, along with (1) a government-issued form of picture identification (e.g., passport or driver license), or organizational documents if the investor is an entity, and (2) a completed IRS Form W-9 (collectively, the "Subscription Documents"), to the Company as directed below.

In connection with your execution and delivery of this Subscription Agreement, you are required to pay the entire purchase price for the purchased Offered Shares at a price of $___________ per share.

You are required to deliver the Subscription Documents to the Company by e-mail to: subscriptions@webbinteractiveservices.com

Send wires to or make checks payable to: “Vortex Brands.” Allocation Media is the operating entity for Webb Interactive Services and is a wholly owned subsidiary.

You should examine the suitability of this type of investment in the context of your needs, investment objectives and financial capabilities and you should make an independent investigation and decision as to suitability and as to the risk and potential gain involved with the Company. You are encouraged to consult your attorney, accountant, financial consultant or other business or tax advisor regarding the risks and merits of the proposed investment.

Information provided herein will be kept confidential, except to the extent disclosure may be required under any federal or state laws. However, by executing this Subscription Agreement, you agree that the Company may present the Subscription Documents to its attorneys or such other parties as it, in its sole discretion, deems appropriate to assure itself that the proposed offer and sale of the Offered Shares of the Company will not result in a violation of (A) the registration provisions of the Securities Act, (B) the securities or "blue sky" laws of any state or (C) any anti-money laundering statute or regulation.

The decision to accept or reject this Subscription Agreement shall be made in the sole discretion of Webb Interactive Services

INVESTOR INFORMATION

Name of Investor ____________________________________________

SSN or EIN ____________________________________________

Street Address ____________________________________________

City ____________________________________________

State ____________________________________________

Zip Code ____________________________________________

Phone ____________________________________________

E-mail ____________________________________________

State/Nation of Residency ____________________________________________

Name and Title of Authorized Representative, if investor is an entity or custodial account ______________________________________

Type of Entity or Custodial Account (IRA, Keogh, corporation, partnership, trust, limited liability company, etc.) ______________________________________

Jurisdiction of Organization ____________________________________________

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Date of Organization ____________________________________________

Account Number ____________________________________________

The Company is offering _________ Offered Shares at a price of $___________ per share pursuant to its Form 1-A ("Offering Circular") filed with the Securities and Exchange Commission (the "SEC") under Tier 1 of Regulation A promulgated under the Securities Act.

1. The undersigned hereby subscribes for the dollar amount ("Subscription Amount") and number of Offered Shares of Webb Interactive Services (the Company) indicated on the signature page hereto.

2. The Offered Shares will be held by the undersigned as (check one):

Individual Investor Custodian Entity Tenants-in-Common Community Property Corporation Joint Tenants LLC Partnership Trust

If the Offered Shares are intended to be held as Community Property, as Tenants-In-Common or as Joint Tenancy, then each party (owner) must execute this Subscription Agreement.

If the investor is an entity (corporation, partnership, LLC or trust), then additional organizational documentation and proof of authorization to purchase Offered Shares may be required by the Company. Such additional documentation may include, without limitation: articles/certificate of incorporation, bylaws, operating/partnership agreements, certificates of trust or resolutions to invest.

3. To induce the Company to accept this Subscription Agreement, you hereby agree and represent that:

(a) You have delivered the Subscription Amount, concurrently with your delivering this Subscription Agreement to the Company, by check or by bank wire or by electronic funds transfer via ACH.

(b) Within five (5) days after receipt of a written request from the Company, you shall provide such information and execute and deliver such additional documents as the Company may reasonably request to comply with any and all laws and ordinances to which the Company may be subject, including the securities laws of the United States or any other applicable jurisdiction.

(c) The Company has entered into, and from time to time may enter into, separate subscription agreements with other investors for the sale of Offered Shares to such other investors. The sale of Offered Shares to such other investors and this sale of the Offered Shares shall be separate sales and this Subscription Agreement and the other subscription agreements shall be separate agreements.

(d) You understand the meaning and legal consequences of, and that the Company intends to rely upon, the representations and warranties contained in Section 4 hereof, and you hereby agree to indemnify and hold harmless the Company and each any officer, employee, agent or affiliate thereof from and against any and all loss, damage or liability due to or arising out of your breach of any representation or warranty.

4. You hereby further represent, warrant, acknowledge and agree that:

(a) The information provided by you is true and correct in all respects as of the date hereof and you hereby agree to notify promptly the Company and supply corrective information to the Company if, prior to the consummation of your investment in the Company, any of such information becomes inaccurate or incomplete.

(b) If an individual, you are over 21 years of age, and the address set forth above is your true residence and domicile, and you have no present intention of becoming a resident or domiciliary of any other state or jurisdiction. If a corporation, trust, partnership or other entity, your principal place of business is located at the address set forth above.

(c) You have had an opportunity to ask questions of, and receive answers from, the Company, or a person or persons acting on its behalf, concerning the Company and the terms and conditions of this investment, and all such questions have been answered to your full satisfaction of Investor.

(d) Except as set forth in this Subscription Agreement, no representations or warranties have been made to you by the Company or any officer, agent, employee or affiliate thereof.

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(e) You have knowledge and experience in financial and business matters such that you are capable of evaluating the merits and risks of an investment in the Company and making an informed investment decision with respect thereto. You have had the opportunity to consult your own advisers with respect to your proposed investment in the Company.

(f) You are not entering into this Subscription Agreement in any manner as a representative of a charitable remainder unitrust or a charitable remainder trust.

(g) You have either (1) a minimum annual gross income of $70,000 and a minimum net worth of $70,000, exclusive of automobile, home and home furnishings, or (2) a minimum net worth of $250,000, exclusive of automobile, home and home furnishings.

(h) You have the financial ability to bear the economic risk of your investment, including a complete loss thereof, have adequate means for providing for your current needs and possible contingencies and have no need for liquidity in your investment.

(i) You are acquiring Offered Shares for your own account.

(j) You acknowledge and understand that:

(1) the Offered Shares are a speculative investment and involve a substantial degree of risk;

(2) the Company does not have a significant financial or operating history; and

(3) the Offered Shares are being offered pursuant to Regulation A under the Securities Act.

(k) You have carefully reviewed and understand the Offering Circular, as amended, and exhibits included therewith.

(l) If the investor is an entity, you represent that:

(1) the entity was not formed for the purpose of investing in the Company; (2) the entity is not investing more than 40% of its total assets in the Company; (3) each of the entity's beneficial owners participates in investments made by the entity pro rata in accordance with its interest in the entity and, accordingly, the entity's beneficial owners cannot opt-in or opt-out of investments made by the entity; and (4) the entity's beneficial owners did not and will not contribute additional capital (other than previously committed capital) for the purpose of purchasing the Offered Shares. If the investor is an entity in which a holder of an interest in such entity may decide whether or how much to invest by means of such entity in various investment vehicles including the Company, then you shall notify the Company as to the number of holders of interests in the entity, the number of holders of interests in the entity that hold interests in the Company through the entity and any changes to either such number.

(m) You represent and warrant that (1) the Offered Shares are to be purchased with funds that are from legitimate sources in connection with your regular business activities and which do not constitute the proceeds of criminal conduct; (2) the Offered Shares are not being acquired, and will not be held, in violation of any applicable laws; (3) you are not listed on the list of Specially Designated Nationals and Blocked Persons maintained by the United States Office of Foreign Assets Control ("OFAC"); and (4) you are not a senior foreign political figure, or any immediate family member close associate of a senior foreign political figure.

(n) If the investor is an individual retirement account, qualified pension, profit sharing or other retirement plan, or governmental plans or units (all such entities are herein referred to as a "Retirement Trust"), you represent that the investment in the Company by the Retirement Trust has been authorized by the appropriate person or persons and that the Retirement Trust has consulted its counsel with respect to such investment and you represent that you has not relied on any advice of the Company or any person affiliated with the Company in making your decision to purchase the Offered Shares.

5. It is understood that this Subscription Agreement is not binding on the Company, until accepted by the Company. The Company may accept or reject this Subscription Agreement in whole or in part, in its sole discretion.

6. The Company reserves the right to request such information as is necessary to verify your identity. You shall, promptly on demand, provide such information and execute and deliver such documents as the Company may request to verify the accuracy of your representations and warranties herein or to comply with the USA PATRIOT Act of 2001, as amended, certain anti-money laundering laws or any other law or regulation to which the Company may be subject. In addition, by executing this Subscription Agreement, you authorize the Company to provide the Company's legal counsel and any other appropriate third party with your information, until the authorization is revoked by you in writing to the Company.

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7. The Company represents and warrants to you that: (a) The Company is duly formed and validly existing in good standing as a corporation under the laws of the State of Colorado, and has all requisite power and authority to carry on its business as now conducted. (b) The execution, delivery and performance by the Company of this Subscription Agreement have been authorized by all necessary action on behalf of the Company, and this Subscription Agreement is a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

8. All documents, notices and other communications to be delivered hereunder by you shall be sent to the Company at the address set forth above; notices and other communications to be delivered hereunder by the Company shall be sent to you at your address set forth above.

9. This Subscription Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings of the parties in connection therewith. No covenant, representation or condition not expressed in this Subscription Agreement shall affect, or be effective to interpret, change or restrict, the express provisions of this Subscription Agreement.

10. This Subscription Agreement is not transferable or assignable by you. All notices or other communications to be given or made hereunder shall be in writing and shall be delivered personally or mailed, postage prepaid, to you or to the Company, as the case may be, at the respective addresses set forth elsewhere herein. This Subscription Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Colorado, without regard to its principles of conflicts of laws. All nouns and pronouns and any variations thereof used herein shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or persons may require.

IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement on the date set forth below.

Dated:

INDIVIDUAL INVESTOR

(Signature)	(Subscription Amount)

(Printed Name)	(Number of Offered Shares Subscribed)

CORPORATION/LLC/TRUST INVESTOR

(Name of Corporation/LLC/Trust)	(Subscription Amount)

(Signature)	(Number of Offered Shares Subscribed)

(Printed Name)

(Title)

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PARTNERSHIP INVESTOR

(Name of Partnership)		(Subscription Amount)

(Signature)		(Number of Offered Shares Subscribed)

(Printed Name)

(Title)

COMPANY ACCEPTANCE

The foregoing subscription for ___________________ Offered Shares, a Subscription Amount of $___________________, is hereby accepted on behalf of Webb Interactive Services, a Colorado corporation, this ____ day of _______________, 20___.

VORTEX BRANDS

By: __________________________

Name: ________________________

Title: _________________________

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